Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the inclusion in Amendment No. 7 to the Registration Statement on Form S-1 of C&J Energy Services, Inc. of our report dated February 15, 2011 with respect to the consolidated financial statements of C&J Energy Services, Inc. and Subsidiary as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010.
We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.
/s/ UHY LLP
Houston, Texas
September 27, 2011